UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2024
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On February 1, 2024, Post Holdings, Inc. (the “Company”) issued a press release announcing results for its first fiscal quarter ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2024, the Company announced that Robert V. Vitale, President and Chief Executive Officer of the Company, ended his medical leave effective January 30, 2024. Mr. Vitale had been on a medical leave of absence since November 2, 2023. In connection with Mr. Vitale’s return from leave and the resumption of all of his duties and responsibilities as the Company’s President and Chief Executive Officer, the Company’s Board of Directors (the “Board”) reappointed Mr. Vitale as the Company’s principal executive officer effective January 30, 2024. In addition, Jeff A. Zadoks, who had been serving as the Company’s interim President and Chief Executive Officer and principal executive officer, is no longer serving in those roles as of January 30, 2024 and continues to serve as the Company’s Executive Vice President and Chief Operating Officer. A copy of the press release announcing Mr. Vitale’s return from leave is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 8.01.     Other Events.
On January 30, 2024, the Board approved, effective February 5, 2024 (the “Effective Date”), a $400 million share repurchase authorization (the “New Authorization”) and cancelled, effective February 4, 2024, its existing $400 million share repurchase authorization, which was approved by the Board on June 6, 2023 and became effective on June 7, 2023 (the “Existing Authorization”). The Company had repurchased approximately $234 million of shares of the Company’s common stock under the Existing Authorization as of February 1, 2024. The New Authorization extends for a two-year period beginning on the Effective Date, and the Company may begin repurchasing shares under the New Authorization on February 5, 2024. Repurchases may be made from time to time in the open market, in private purchases, through forward, derivative, accelerated repurchase or automatic purchase transactions, or otherwise. Any shares repurchased would be held as treasury stock. The New Authorization does not, however, obligate the Company to acquire any particular number of shares, and repurchases may be suspended or terminated at any time at the Company’s discretion.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Earnings Release dated February 1, 2024
99.2	Press Release dated January 30, 2024
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2024	Post Holdings, Inc.
(Registrant)

	By:	/s/ Matthew J. Mainer
	Name:	Matthew J. Mainer
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

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